UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2024 (December 12, 2024)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB 1158, 1000 Brickell Avenue, Suite 715

Miami, FL 33131

(Address of principal executive offices, including zip code)

786-209-3368

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, Laureate Education, Inc. (the “Company”) entered into an employment letter agreement (the “Letter Agreement”) with Eilif Serck-Hanssen, President and Chief Executive Officer of the Company, which amended and restated the terms and conditions of the previously disclosed letter agreement dated as of November 8, 2023.

The Letter Agreement provides for (i) annual base salary of $1,000,000 (pro-rated for partial years), effective January 1, 2025, (ii) for fiscal year 2024 and continuing for each fiscal year thereafter during the employment term, annual target bonus opportunity equal to 130% of annual base salary, (iii) an equity grant with an aggregate grant date value equal to $5,000,000, comprised of restricted stock units (the “One-Time RSU Award”), subject to the same terms and conditions as the restricted stock units granted by the Company to Mr. Serck-Hanssen in February 2024 (provided, however, that the One-Time RSU Award will vest 50% on each of December 12, 2025 and December 12, 2026, respectively, and any unvested portion will fully vest upon Mr. Serck-Hanssen’s termination of employment by the Company without “Cause” (as defined in the Company Severance Policy for Executives (the “Severance Policy”)) or due to his death or “Disability” (as defined in the Severance Policy)), (iv) commencing with the Company’s regular annual equity grant cycle for fiscal 2025, and continuing for each subsequent fiscal year during the employment term, an annual target long term incentive equity grant with a grant date value equal to 350% of Mr. Serck-Hanssen’s base salary, and (v) severance benefits as provided under, and in accordance with the terms of, the Severance Policy (provided, however, that the One-Time RSU Award will fully vest upon Mr. Serck-Hanssen’s termination of employment by the Company without “Cause” or due to his death or “Disability”). The One-Time RSU Award will be granted on January 2, 2025, with the number of restricted stock units determined based on the volume weighted average price per share of Company common stock on the NASDAQ during regular trading sessions (and excluding pre-market and after-hours trading) over the 30 consecutive trading days prior to and including the grant date.

Under the Letter Agreement, the Company must provide Mr. Serck-Hanssen with six months’ written notice to terminate him without “Cause” and Mr. Serck-Hanssen must provide the Company with six months’ written notice to resign for any reason or no reason (other than due to Mr. Serck-Hanssen’s death or “Disability”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: December 13, 2024